FINAL EXECUTION COPY

SECOND AMENDED AND RESTATED PROMISSORY NOTE

(Inventory Facility)

Phoenix, Arizona
Effective as of September 28, 2017

FOR VALUE RECEIVED, BLUEGREEN/BIG CEDAR VACATIONS, LLC, a Delaware limited liability company (“Borrower”) hereby unconditionally promises to pay to the order of ZB, N.A dba NATIONAL BANK OF ARIZONA, a national banking association (“Holder”), in lawful money of the United States of America, in immediately available funds, the maximum principal amount equal to the Note Amount,  as reflected on the most recent Note Amount Schedule attached hereto as Schedule A as contemplated in Section 24 of this Note,  together with interest on the unpaid principal balance hereof, before and after maturity, by acceleration or otherwise, at the rates hereinafter provided, together with attorneys' fees and other costs of collection, as more fully provided below.

This Promissory Note (this “Note”) is executed pursuant to a Second Amended and Restated Loan Agreement (Inventory Facility) dated as of September 28, 2017 between Borrower and Holder (together with any and all amendments, supplements and restatements thereof, the “Loan Agreement”) and evidences the Advances under a revolving inventory loan (the “Loan”).  This Note also evidences Borrower's obligation to repay, with interest, all additional monies advanced or expended from time to time by Holder to or for the account of Borrower or otherwise added to the principal balance of this Note, as provided in the Loan Agreement, whether or not the principal amount shall thereby exceed the principal amount stated above.

Definitions

As used herein, the term “Holder” shall mean Holder and any subsequent holder of this Note, whichever is applicable from time to time.

Initially capitalized terms used herein without definition shall have the meanings set forth in the Loan Agreement.

Interest

Except as otherwise provided herein, interest shall be computed and shall accrue at a rate per annum equal to the Basic Interest Rate.

Basic Interest is computed on a 365/360 basis; that is, Basic Interest shall be computed by applying the ratio of the annual interest rate over a year of 360 days, multiplied by the outstanding principal balance, multiplied by the actual number of days during the calendar month that the principal balance is outstanding.

The contracted-for rate of interest of the Loan, without limitation, consists of the following:  (i) the Basic Interest Rate, calculated and applied to the outstanding principal balance of this Note in accordance with the provisions of this Note and the Loan Agreement; (ii) the

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Default Rate, calculated and applied to the amounts due under this Note in accordance with the provisions of this Note and Loan Agreement; (iii) the Loan Fee; (iv) the Non-Use Fee and (v) all Additional Sums (as hereinafter defined), if any.  Borrower agrees to pay an effective contracted-for rate of interest that is the sum of the above-referenced elements.

All fees, charges, goods, things in action or any other sums or things of value (other than amounts described in the immediate previous paragraph), paid or payable by Borrower (collectively, the “Additional Sums”), whether pursuant to this Note, the Loan Agreement or the other Loan Documents or any other documents or instruments in any way pertaining to this lending transaction, or otherwise with respect to this lending transaction, that under any applicable law may be deemed to be interest with respect to this lending transaction, for the purpose of any applicable law that may limit the maximum amount of interest to be charged with respect to this lending transaction, is payable by Borrower as, and is deemed to be, additional interest, and for such purposes only, the agreed upon and “contracted-for rate of interest” of this lending transaction is deemed to be increased by the rate of interest resulting from the inclusion of the Additional Sums.

Principal and Interest Payments

Borrower shall make the principal and interest payments required by Section 2.7(a) through Section 2.7(f) of the Loan Agreement, as those sections are amended from time to time.

If any payment of interest or principal to be made by Borrower shall become due on a day other than a Business Day, such payment will be made on the next succeeding Business Day and such extension of time shall be included in computing any interest with respect to such payment.

Maturity Date

The unpaid principal balance hereof, together with all unpaid interest accrued thereon, and all other amounts payable by Borrower under the terms of the Loan Documents shall be due and payable on the Maturity Date.  If the Maturity Date should fall on a day other than a Business Day, payment of the outstanding principal and all unpaid interest due under the terms hereof shall be made on the next succeeding Business Day and such extension of time shall be included in computing any interest in respect of such payment.

Prepayment

Borrower shall have the option to prepay the Loan in full or in part as provided in the Loan Agreement.

Manner of Payment

Principal and interest are payable in lawful money of the United States of America.  Payments shall be made in the manner prescribed in Section 2.6(a) of the Loan Agreement, as that section is amended from time to time.

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Applications of Payments; Late Charges

Payments received by Holder pursuant to the terms hereof shall be applied in the manner required by Section 2.10 of the Loan Agreement, as that section is amended from time to time.

If any installment of interest and/or the payment of principal is not received by Holder within ten (10) days after the due date thereof, then in addition to the remedies conferred upon Holder pursuant to Article 7 of the Loan Agreement (as that article is amended from time to time) and the other Loan Documents, the Holder may elect to assess a late charge in the amount of 5% of the amount of the installment due and unpaid, as provided in the Loan Agreement. Notwithstanding the foregoing, no such late charge shall be imposed upon a payment to repay the Loan upon the Maturity Date or upon acceleration of the Loan.

Remedies

Upon the occurrence and continuance of an Event of Default, subject to any applicable cure rights, without demand or notice, Holder shall have the option to declare the entire balance of principal together with all accrued interest thereon immediately due and payable and to exercise all rights and remedies available to it under the Loan Agreement and all other Loan Documents.  Upon the occurrence of an Event of Default, subject to any applicable cure rights (and so long as such Event of Default shall continue), the entire balance of principal together with all accrued interest thereon shall bear interest at the Default Rate.  No delay or omission on the part of Holder hereof in exercising any right under this Note or under any of the Loan Documents shall operate as a waiver of such right.  The application of the Default Rate shall not be interpreted or deemed to extend any cure period set forth in any Loan Document or otherwise limit in any way any of Holder's remedies hereunder or thereunder.

Waiver

Except as set forth in the Loan Documents, Borrower hereby waives diligence, presentment, protest and demand, notice of protest, dishonor and nonpayment of this Note and expressly agrees that, without in any way affecting the liability of Borrower hereunder, Holder may extend the Maturity Date or the time for payment of any installment due hereunder, accept security, release any party liable hereunder and release any security hereafter securing this Note.  Borrower further waives, to the full extent permitted by law, the right to plead any and all statutes of limitation as a defense to any demand on this Note, any other Loan Document or on any security agreement or other agreement now or hereafter securing this Note.

Attorneys' Fees

If this Note is not paid when due or if any Event of Default occurs, subject to any applicable cure rights, Borrower promises to pay all costs of enforcement and collection, including, but not limited to, Holder's reasonable attorneys' fees, whether or not any action or proceeding is brought to enforce the provisions hereof, including, without limitation, any action or proceeding in connection with any bankruptcy, insolvency, liquidation, reorganization, moratorium or other similar proceeding and whether incurred in a third party action or in an action to enforce this Note.

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Severability

Every provision of this Note is intended to be severable.  In the event any term or provision hereof is declared by a court of competent jurisdiction to be illegal or invalid for any reason whatsoever, such illegality or invalidity shall not affect the balance of the terms and provisions hereof, which terms and provisions shall remain binding and enforceable.

Interest Rate Limitation

The provisions of this Note, the Loan Agreement and the other Loan Documents are hereby expressly limited so that in no contingency or event whatever shall the amount paid or agreed to be paid to Holder for the use, forbearance or detention of the sums evidenced by this Note exceed the maximum amount permissible under the Applicable Usury Law.  If from any circumstance whatever the performance or fulfillment of any provision of this Note, the Loan Agreement or of any other Loan Document should involve or purport to require any payment in excess of the limit prescribed by law, then the obligation to be performed or fulfilled is hereby reduced to the limit of such validity.  In addition, if, from any circumstance whatever, Holder should ever receive as interest an amount which would exceed the highest lawful rate under the Applicable Usury Law, then the amount which would be excessive interest shall be applied as an optional reduction of principal (or, at Holder's option, be paid over to Borrower), and will not be counted as interest.

Security

Payment of this Note is secured by, inter alia, the Collateral.

Right of Setoff

Lender reserves a right of setoff in all Borrower's accounts with Lender established under or in connection with the Receivables Loan.  Borrower authorizes Lender, to the extent permitted by applicable law and upon and during the continuance of an Event of Default, to charge or setoff all sums owing on the Obligations against any and all such accounts.

Forbearance

Borrower agrees that Holder may release, compromise, forbear with respect to, waive, suspend, extend or renew any of the terms of the Loan Agreement or any of the Loan Documents (and Borrower hereby waives any notice of any of the foregoing), and that the Loan Agreement or any of the Loan Documents may be amended, supplemented or modified by Holder and Borrower and that Holder may resort to any guaranty or any collateral in such order and manner as it may think fit, or accept the assignment, substitution, exchange or pledge of any other collateral or guaranty in place of, or release for such consideration, as it may require, all or any portion of any collateral or any guaranty, without in any way affecting the validity of the lien over or other security interest in the remainder of any such collateral (or the priority thereof), or any rights that it may have with respect to any other guaranty.  Any action taken by Holder pursuant to the foregoing shall in no way be construed as a waiver or release of any right or remedy of Holder, or of any Event of Default, or of any liability or obligation of Borrower, under the Loan Agreement or any of the Loan Documents.

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Headings

Headings at the beginning of each numbered section of this Note are intended solely for convenience and are not to be deemed or construed to be a part of this Note.

Time is of the Essence

Time is of the essence with respect to all obligations under this Note.

Successors

All of the rights, privileges and obligations hereof shall inure to the benefit of and shall be binding upon Holder and Borrower and any successors and permitted assigns, if applicable.

CHOICE OF LAW; JURISDICTION AND VENUE.

THIS NOTE SHALL BE GOVERNED BY AND CONSTRUED IN ACCORDANCE WITH THE LAWS OF THE STATE OF ARIZONA, THE PRIMARY PLACE OF BUSINESS OF THE ORIGINAL HOLDER, WITHOUT GIVING EFFECTIVE TO ITS CONFLICTS OF LAW PRINCIPLES.  BORROWER ACKNOWLEDGES THAT THIS NOTE WAS SUBSTANTIALLY NEGOTIATED IN THE STATE OF ARIZONA, THIS NOTE WAS DELIVERED BY BORROWER IN THE STATE OF ARIZONA AND ACCEPTED BY HOLDER IN THE STATE OF ARIZONA AND THAT THERE ARE SUBSTANTIAL CONTACTS BETWEEN THE PARTIES AND THE TRANSACTIONS CONTEMPLATED HEREIN AND THE STATE OF ARIZONA.  FOR PURPOSES OF ANY ACTION OR PROCEEDING ARISING OUT OF THIS NOTE, THE PARTIES HERETO HEREBY EXPRESSLY SUBMIT TO THE JURISDICTION OF ALL FEDERAL AND STATE COURTS LOCATED IN THE STATE OF ARIZONA AND BORROWER CONSENTS THAT IT MAY BE SERVED WITH ANY PROCESS OR PAPER BY PERSONAL SERVICE WITHIN OR WITHOUT THE STATE OF ARIZONA IN ACCORDANCE WITH APPLICABLE LAW.  FURTHERMORE, BORROWER WAIVES AND AGREES NOT TO ASSERT IN ANY SUCH ACTION, SUIT OR PROCEEDING THAT IT IS NOT PERSONALLY SUBJECT TO THE JURISDICTION OF SUCH COURTS, THAT THE ACTION, SUIT OR PROCEEDING IS BROUGHT IN AN INCONVENIENT FORUM OR THAT VENUE OF THE ACTION, SUIT OR PROCEEDING IS IMPROPER.  NOTHING IN THIS SECTION SHALL LIMIT OR RESTRICT THE RIGHT OF HOLDER TO COMMENCE ANY PROCEEDING IN THE FEDERAL OR STATE COURTS LOCATED IN THE STATES IN WHICH THE COLLATERAL IS LOCATED TO THE EXTENT HOLDER DEEMS SUCH PROCEEDING NECESSARY OR ADVISABLE TO EXERCISE REMEDIES AVAILABLE UNDER THIS NOTE.

THIS NOTE SHALL BE INTERPRETED WITHOUT REGARD TO ANY RULE OR CANON OF CONSTRUCTION WHICH INTERPRETS AGREEMENTS AGAINST THE DRAFTSMAN.

DISPUTE RESOLUTION.

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This section contains a jury waiver, arbitration clause, and a class action waiver. READ IT CAREFULLY.

This dispute resolution provision shall supersede and replace any prior “Jury Waiver,” “Judicial Reference,” “Class Action Waiver,” “Arbitration,” “Dispute Resolution,” or similar alternative dispute agreement or provision between or among the parties.

JURY TRIAL WAIVER; CLASS ACTION WAIVER. As permitted by applicable law, each party waives their respective rights to a trial before a jury in connection with any Dispute (as “Dispute” is hereinafter defined), and Disputes shall be resolved by a judge sitting without a jury.  If a court determines that this provision is not enforceable for any reason and at any time prior to trial of the Dispute, but not later than 30 days after entry of the order determining this provision is unenforceable, any party shall be entitled to move the court for an order compelling arbitration and staying or dismissing such litigation pending arbitration (“Arbitration Order”). If permitted by applicable law, each party also waives the right to litigate in court or an arbitration proceeding any Dispute as a class action, either as a member of a class or as a representative, or to act as a private attorney general.

ARBITRATION. If a claim, dispute, or controversy arises between us with respect to this Note, related agreements, or any other agreement or business relationship between any of us whether or not related to the subject matter of this Note (all of the foregoing, a “Dispute”), and only if a jury trial waiver is not permitted by applicable law or ruling by a court, any of us may require that the Dispute be resolved by binding arbitration before a mutually agreed upon single arbitrator at the request of any party. By agreeing to arbitrate a Dispute, each party gives up any right that party may have to a jury trial, as well as other rights that party would have in court that are not available or are more limited in arbitration, such as the rights to discovery and to appeal.

Arbitration shall be commenced by filing a petition with, and in accordance with the applicable arbitration rules of, JAMS or National Arbitration Forum (“Administrator”) as selected by the initiating party. If the parties agree, arbitration may be commenced by appointment of a licensed attorney who is selected by the parties and who agrees to conduct the arbitration without an Administrator. Disputes include matters (i) relating to a deposit account, application for or denial of credit, enforcement of any of the obligations we have to each other, compliance with applicable laws and/or regulations, performance or services provided under any agreement by any party, (ii) based on or arising from an alleged tort, or (iii) involving either of our employees, agents, affiliates, or assigns of a party.  However, Disputes do not include the validity, enforceability, meaning, or scope of this arbitration provision and such matters may be determined only by a court. If a third party is a party to a Dispute, we each will consent to including the third party in the arbitration proceeding for resolving the Dispute with the third party. Venue for the arbitration proceeding shall be at a location determined by mutual agreement of the parties or, if no agreement, in the city and state where Lender is headquartered.

After entry of an Arbitration Order, the non-moving party shall commence arbitration (but shall not be required to commence arbitration in the event of the moving party's decision not

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to do so as set forth in the next sentence). The moving party shall, at its discretion, also be entitled to commence arbitration but is under no obligation to do so, and the moving party shall not in any way be adversely prejudiced by electing not to commence arbitration. The arbitrator: (i) will hear and rule on appropriate dispositive motions for judgment on the pleadings, for failure to state a claim, or for full or partial summary judgment; (ii) will render a decision and any award applying applicable law; (iii) will give effect to any limitations period in determining any Dispute or defense; (iv) shall enforce the doctrines of compulsory counterclaim, res judicata, and collateral estoppel, if applicable; (v) with regard to motions and the arbitration hearing, shall apply rules of evidence governing civil cases; and (vi) will apply the law of the state specified in the agreement giving rise to the Dispute. Filing of a petition for arbitration shall not prevent any party from (i) seeking and obtaining from a court of competent jurisdiction (notwithstanding ongoing arbitration) provisional or ancillary remedies including but not limited to injunctive relief, property preservation orders, foreclosure, eviction, attachment, replevin, garnishment, and/or the appointment of a receiver, (ii) pursuing non-judicial foreclosure, or (iii) availing itself of any self-help remedies such as setoff and repossession. The exercise of such rights shall not constitute a waiver of the right to submit any Dispute to arbitration.

Judgment upon an arbitration award may be entered in any court having jurisdiction except that, if the arbitration award exceeds $4,000,000, any party shall be entitled to a de novo appeal of the award before a panel of three arbitrators. To allow for such appeal, if the award (including Administrator, arbitrator, and attorney's fees and costs) exceeds $4,000,000, the arbitrator will issue a written, reasoned decision supporting the award, including a statement of authority and its application to the Dispute. A request for de novo appeal must be filed with the arbitrator within 30 days following the date of the arbitration award; if such a request is not made within that time period, the arbitration decision shall become final and binding. On appeal, the arbitrators shall review the award de novo, meaning that they shall reach their own findings of fact and conclusions of law rather than deferring in any manner to the original arbitrator. Appeal of an arbitration award shall be pursuant to the rules of the Administrator or, if the Administrator has no such rules, then the JAMS arbitration appellate rules shall apply.

Arbitration under this provision concerns a transaction involving interstate commerce and shall be governed by the Federal Arbitration Act, 9 U.S.C. § 1 et seq. This arbitration provision shall survive any termination, amendment, or expiration of this Note. If the terms of this provision vary from the Administrator's rules, this arbitration provision shall control.

RELIANCE. Each party (i) certifies that no one has represented to such party that the other party would not seek to enforce jury and class action waivers in the event of suit, and (ii) acknowledges that it and the other party have been induced to enter into this Agreement by, among other things, the mutual waivers, agreements, and certifications in this section.

No Defenses or Setoffs

The undersigned hereby (i) represents that neither the undersigned nor any principal of the undersigned has any defenses to or setoffs against any indebtedness or other obligations owing in connection with the Loan by Borrower, or by the undersigned's principals, to Lender or Lender's affiliates (the “Owed Obligations), nor any claims against Lender or Lender's affiliates for any matter whatsoever, related or unrelated to the Owed

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Obligations, and (ii) releases Lender and Lender's affiliates, officers, directors, employees and agents from all claims, causes of action, and costs, in law or equity, known or unknown, whether or not matured or contingent, existing as of the date hereof that the undersigned has or may have by reason of any matter of any conceivable kind or character whatsoever, related or unrelated to the Owed Obligations, including the subject matter of this Agreement as of the date hereof.  The foregoing release does not apply, however, to claims for future performance of express contractual obligations that mature after the date hereof that are owing to the undersigned by Lender or Lender's affiliates.  As used in this paragraph, the word “undersigned” does not include Lender or any individual signing on behalf of Lender.  The undersigned acknowledges that Lender has been induced to enter into or continue the Obligations by, among other things, the waivers and releases in this paragraph.

Line of Credit

This Note evidences a revolving line of credit.  Advances under this Note may be requested either orally or in writing by Borrower or as provided in this paragraph.  Holder may, but need not, require that all oral requests be confirmed in writing.  All communications, instructions, or directions by telephone or otherwise to Holder are to be directed to Holder's office to which notices are sent under the Loan Agreement.  The following persons currently are authorized to request advances and authorize payments under the line of credit until Holder receives from Borrower, at Holder's address referenced above, written notice of revocation of their authority: any officer of the Borrower.  Borrower agrees to be liable for all sums either: (A) advanced in accordance with the instructions of an authorized person, or (B) credited to any of Borrower's accounts with Holder.  The unpaid principal balance owing on this Note at any time may be evidenced by endorsements on this Note or by Holder's internal records, including daily computer print-outs.

Dishonored Item Fee

Borrower will pay a fee to Lender of $25.00 if Borrower makes a payment on the Loan and the check or preauthorized charge with which Borrower pays in later dishonored.

Note Amount Schedule

The maximum principal amount of this Note on the date hereof is set forth on the Note Amount Schedule attached hereto as Schedule A (the “Note Amount Schedule”), opposite the entry reading “Note Amount”.  The Loan Agreement contemplates the delivery by Borrower to Holder, from time to time, of an Inventory Loan Reduction Notice (in the form of Exhibit J, attached to the Loan Agreement), under which the Borrower elects to reduce the Maximum Loan Amount by the amount set forth in said Inventory Loan Reduction Notice.  As a condition to the reduction in Maximum Loan Amount and as contemplated in the Inventory Loan Reduction Notice, Borrower, by execution hereof, and Holder, by acceptance hereof, hereby agree to execute an updated Note Amount Schedule reflecting the new Note Amount, which Holder is thereafter authorized to attach to this Note as an updated Schedule A.  The most current Note Amount Schedule attached to this Note as a Schedule A, dated and executed by each of Borrower and Holder, sets forth the then current maximum principal amount of this Note opposite the entry reading “Note Amount” and supersedes all prior Note Amount Schedules.

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Prior Note

This Note amends and supersedes the obligations of Borrower as evidenced by that certain First Amended and Restated Promissory Note dated June 30, 2015, in the original principal amount of $15,000,000, made payable by the Borrower to Holder, the original of which is attached hereto as Schedule B and shall not be negotiated separately from this Note (the “Prior Note”).  It is the intention of Borrower and Holder that while this Note amends and supersedes the Prior Note, this Note is not in payment, satisfaction or novation of the Prior Note, but rather is the substitution of one evidence of debt for another, without any intent to extinguish the indebtedness of the Borrower to the Holder existing as of the effective date of this Note and evidenced by the Prior Note.  The Prior Note shall be returned to Borrower only upon payment in full of this Note.

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[SIGNATURE PAGE FOR SECOND AMENDED AND RESTATED PROMISSORY NOTE (INVENTORY FACILITY)]

IN WITNESS WHEREOF, the undersigned has caused this Note to be duly executed and delivered as of the date first set forth above.

BORROWER:

BLUEGREEN/BIG CEDAR VACATIONS, LLC, a Delaware limited liability company

By:

Name:  Paul Humphrey

Title: Vice President

Federal ID #:  65-1016052

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SCHEDULE  A

NOTE AMOUNT SCHEDULE

(Inventory Facility)

This Note Amount Schedule is attached to and forms a part of that certain Second Amended and Restated Promissory Note (Inventory Facility) made by Bluegreen/Big Cedar Vacations, LLC, as Borrower, in favor the ZB, N. A. dba National Bank of Arizona, as Holder, dated September 28, 2017 (the “Note”) as contemplated in Section 24 of the Note.

This Note Amount Schedule supersedes all previously executed Note Amount Schedules and reflects the now current Note Amount, until a new Note Amount Schedule is executed and bears a date subsequent to the date shown below.

This Note Amount Schedule may be executed in counterparts, each of which shall be deemed an original, but all of which together shall constitute one and the same document. Delivery of an executed counterpart of this Note Amount Schedule by telefacsimile, portable document format (pdf) or other electronic means shall be equally as effective as delivery of a manually executed counterpart of this Note Amount Schedule.

NOTE AMOUNT: $20,000,000.00

Dated this ___ day of ______________________, 2017

BORROWER:

BLUEGREEN/BIG CEDAR VACATIONS, LLC, a Delaware limited liability company

By:

Name:  Paul Humphrey

Title: Vice President

HOLDER:

ZB, N.A. dba NATIONAL BANK OF ARIZONA, a national banking association

By:

Name:  Kristen Carreno

Title: Sr. Vice President

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SCHEDULE  B

PRIOR NOTE

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